                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         HELENE CURTIS INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         HELENE CURTIS INDUSTRIES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

[LOGO]

HELENE CURTIS INDUSTRIES, INC.
325 N. WELLS STREET
CHICAGO, ILLINOIS 60610
- --------------------------------------------------------------------------------

                                                                    May 25, 1995

Fellow Stockholders:

     We are pleased to invite you to the Annual Meeting of Stockholders to be held Tuesday, June 27, 1995, at 10:00 A.M. at the First Chicago Center, First National Bank Building, Plaza Level S.E. (Corner of Dearborn Street and Madison Street), Chicago, Illinois. Enclosed are the official notice of the meeting, a proxy statement and a form of proxy.

     At the Annual Meeting, the stockholders will be asked to elect three directors, to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock and to ratify the appointment of the Company's certified public accountants for this year, as described in the formal notice of meeting and proxy statement on the following pages.

     We hope that you will attend the Annual Meeting and encourage you to read the accompanying statement carefully.

     YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR STOCK IS REPRESENTED, WE URGE YOU TO VOTE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                     Sincerely,


              [Sig.]                               [Sig.]

        Gerald S. Gidwitz                    Ronald J. Gidwitz
             Chairman                            President

                         HELENE CURTIS INDUSTRIES, INC.
                              325 N. WELLS STREET
                            CHICAGO, ILLINOIS 60610

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Helene Curtis Industries, Inc., a Delaware corporation, will be held at the First Chicago Center, First National Bank Building, Plaza Level S.E. (Corner of Dearborn Street and Madison Street), Chicago, Illinois, on Tuesday, June 27, 1995, at 10:00 A.M., Chicago time, for the following purposes:

                      1. To elect three directors of the Company for a three-year term expiring at the Annual Meeting of stockholders to be held in 1998 and until their successors are elected and have been qualified.

                      2. To consider and vote upon an amendment to the Fourth Article of the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 35,000,000 to 50,000,000.

                      3. To ratify and approve the appointment of independent accountants for the Company for the fiscal year ending February 29, 1996.

                      4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on May 3, 1995, are entitled to vote at the Annual Meeting or any adjournment thereof.

                                              By order of the Board of Directors

                                                                           [SIG]

                                                         Roy A. Wentz, Secretary

Chicago, Illinois
May 25, 1995

HELENE CURTIS INDUSTRIES, INC.
325 N. WELLS STREET
CHICAGO, ILLINOIS 60610

- ---------------------------

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS--JUNE 27, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of Proxies for use at the Annual Meeting of Stockholders to be held on June 27, 1995. All Proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the Proxy will be voted in accordance with such specification. Where no specification is indicated, the Proxy will be voted for the named nominees and in favor of both proposals. The Board of Directors knows of no other matter to be brought before the meeting; however, if other matters should come before the meeting it is intended that the holders of the Proxies will vote thereon at their discretion.

     The Company will pay the expense of soliciting Proxies. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or Company employees who will not be specially compensated for such solicitation. This Proxy Statement and accompanying Proxy were mailed on or about May 25, 1995, together with a copy of the Company's Annual Report for the fiscal year ended February 28, 1995.

     The total number of voting securities of the Company issued and outstanding as of May 3, 1995 was 6,844,312 shares of Common Stock (excluding 1,098,381 shares held in the treasury) and 3,051,529 shares of Class B Common Stock. Only stockholders of record as of the close of business on May 3, 1995, will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to stockholders and each share of Class B Common Stock is entitled to ten votes on each matter presented to stockholders. The Common Stock and the Class B Common Stock will vote separately on the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital, but will vote together as a single class on all other matters. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by Proxy at the Annual Meeting will be counted for purposes of determining the presence of a quorum. If a quorum is present at the meeting, the three persons receiving the most votes will be elected as directors, irrespective of the number of shares voted. Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the election of directors. The affirmative vote of a majority of shares present at the meeting in person or by proxy is necessary to ratify the appointment of the Company's independent accountants. The affirmative vote of a majority of shares outstanding of each of the Common Stock and Class B Common Stock is required to approve the amendment to the Company's

Certificate of Incorporation, and therefore, abstentions and broker non-votes are counted as negative votes.

     A Proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by submission of a subsequent Proxy or by attending and voting in person at the Annual Meeting.

PRINCIPAL SECURITY HOLDERS

     COMMON STOCK. The following table sets forth the only persons known by the Board of Directors to be the beneficial owners of more than 5% of the Company's Common Stock as of the dates indicated based solely on filings made with the Securities and Exchange Commission:




              NAME AND ADDRESS OF                        COMMON SHARES
               BENEFICIAL OWNER                        BENEFICIALLY OWNED
    ------------------------------------         -----------------------------
                                                 NUMBER      PERCENT OF CLASS
                                                 ------      -----------------
    Southeastern Asset Management, Inc.(1)        534,000          7.8
    6075 Poplar Ave., Suite 900
    Memphis, TN 38119
    Shamrock Holdings of California, Inc.(2)      514,600          7.6
    4444 Lakeside Drive
    P.O. Box 7774
    Burbank, CA 91510

- ------------

     (1) Information indicated is based entirely on Amendment Number 1 to
Schedule 13D filed by Southeastern Asset Management, Inc. on or about February 13, 1995. Southeastern Asset Management, Inc. has shared voting and shared dispositive power with respect to 200,000 shares, sole voting power with respect to 310,000 shares, no voting power with respect to 24,000 shares and sole dispositive power with respect to 334,000 shares.

     (2) Information indicated is based entirely on Amendment Number 2 to
Schedule 13D filed by Shamrock Holdings of California, Inc. on December 15, 1994. Shamrock Holdings of California, Inc. has sole voting and dispositive power with respect to 514,600 shares.

     CLASS B COMMON STOCK. The following table sets forth the only persons known by the Board of Directors to be the beneficial owners of more than 5% of the Company's Class B Common Stock as of May 3, 1995:

                                                  CLASS B COMMON SHARES
                                                      BENEFICIALLY
                                                 OWNED AS OF MAY 3, 1995
                                             -------------------------------
     NAME AND ADDRESS OF
      BENEFICIAL OWNER                        NUMBER        PERCENT OF CLASS
- -----------------------------                ---------      ----------------


     Gidwitz Family Group*                   3,017,567            98.9
     325 N. Wells St.
     Chicago, Illinois 60610

- ------------

     * The Gidwitz Family Group consists of (i) Gerald S. Gidwitz, his children, their spouses, his grandchildren and various trusts, partnerships and other entities holding shares for the benefit of members of the Gerald S. Gidwitz Family, and (ii) Joseph L. Gidwitz, his children, their spouses, his grandchildren and various trusts, partnerships and other entities holding shares for the benefit of members of the Joseph L. Gidwitz Family. The Gidwitz Family Group has shared voting and shared dispositive power with respect to all reported shares which are held of record as follows:

          (a) 2,087,397 shares are owned of record by the Gidwitz Family Partnership, an Illinois general partnership. Certain members of the Gidwitz Family Group contributed these shares to the partnership in 1991 in exchange for a pro rata interest in the partnership. Under the terms of the partnership agreement, five partners are designated as managing partners, and, by their majority vote, have the dispositive and voting rights to such shares. Three of the managing partners, Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz, who own interests in the partnership of 5.8%, 5.6% and 15.1%, respectively, are directors of the Company.

          (b) 569,909 shares are owned of record by HCI Partnership, an Illinois general partnership. Certain members of the Gidwitz Family Group contributed these shares to the partnership in 1988 and 1991 in exchange for a pro rata interest in the partnership. Management of the partnership is identical to that of the Gidwitz Family Partnership. Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz own interests in the partnership of .04%, 12.4% and 12.2%, respectively.

          (c) 181,133 shares are owned by various trusts for the benefit of the children and grandchildren of Gerald S. Gidwitz and Joseph L. Gidwitz.

          (d) 120,000 shares are owned of record and beneficially by Ronald J. Gidwitz, which shares are set forth under SECURITY OWNERSHIP OF MANAGEMENT.

          (e) 59,128 shares are owned by family members of Gerald S. Gidwitz and Joseph L. Gidwitz.

     The Gidwitz Family Group may cast 81% of the total votes represented by all the outstanding Common Stock and Class B Common Stock as of May 3,

1995. The Gidwitz Family Group has advised the Company that they intend to vote all of their shares for the named nominees and in favor of both proposals.

     Members of the Gidwitz Family Group own 84,611 shares of Common Stock, including those shares set forth under SECURITY OWNERSHIP OF MANAGEMENT. Assuming that all Class B Common Stock owned by the Gidwitz Family Group was converted to Common Stock and that no other Class B Common Stock was so converted, the percentage ownership of Common Stock by the Gidwitz Family Group would be 31.46%.

SECURITY OWNERSHIP OF MANAGEMENT

     As set forth under PRINCIPAL SECURITY HOLDERS, as of May 3, 1995, the Gidwitz Family Group, which includes partnerships of, and trusts for the benefit of, Gerald S. Gidwitz, Joseph L. Gidwitz and members of their respective families, including Ronald J. Gidwitz, owned an aggregate of 3,017,567 shares of Class B Common Stock. The following table excludes the shares held by such partnerships and trusts as well as shares allocated to each individual's account pursuant to the Company's Employee Stock Ownership and Employee Stock Purchase Plans, but otherwise shows the shares held beneficially at that date by each director, by the named executive officers, and by all directors and executive officers as a group.

                                                          SHARES OF
                               SHARES OF      PERCENT      CLASS B         PERCENT
                                COMMON           OF        COMMON            OF
            NAME                STOCK*        CLASS(1)      STOCK           CLASS
- ----------------------------   ---------      --------    ---------        -------
Marshall L. Burman..........       7,000(2)     --           --              --
Frank W. Considine..........         400(2)     --           --              --
Charles G. Cooper...........      72,575(3)     1.06         --              --
Gerald S. Gidwitz...........          --        --           --(4)           --
Joseph L. Gidwitz...........          --(6)     --           --(4)(5)        --
Ronald J. Gidwitz...........      25,551(7)     --         120,000(4)        3.93
Michael Goldman.............      82,962(8)     1.21         --              --
Abbie J. Smith..............         500(9)     --           --              --
Gilbert P. Smith............      61,233(10)    --           --              --
John C. Stetson.............       2,000(2)     --           --              --
Eugene Zeffren..............      43,252(11)    --           --              --
All executive officers and
  directors as a group (20
  persons)..................     405,412(12)    5.92        120,000          3.93

- ------------

     * The beneficial ownership (including percent of class) shown in the table with respect to Common Stock does not reflect the shares of Common Stock that could be acquired upon the conversion of shares of Class B Common Stock into shares of Common Stock.

     (1) The shares owned, in each case except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's Common Stock.

     (2) Excludes 16,000 shares currently acquirable or acquirable within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's Directors Stock Option Plan, as adjusted for a stock split in 1989.

     (3) Excludes 20,888 shares acquirable by Mr. Cooper pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

     (4) Excludes shares attributable to ownership interest in the Gidwitz Family Partnership and the HCI Partnership as set forth in PRINCIPAL SECURITY HOLDERS.

     (5) Excludes 37,732 shares held as trustee for the benefit of Mr. Gidwitz's children and grandchildren.

     (6) Excludes 34,211 shares held as trustee for the benefit of Mr. Gidwitz's children and grandchildren.

     (7) Excludes 43,110 shares acquirable by Mr. Gidwitz pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

     (8) Excludes 19,413 shares acquirable by Mr. Goldman pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans and 30,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

     (9) Excludes 8,000 shares currently acquirable or acquirable within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's Directors Stock Option Plan.

     (10) Excludes 17,830 shares acquirable by Mr. Smith pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans and 12,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

     (11) Excludes 13,083 shares acquirable by Mr. Zeffren pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans and 6,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

     (12) Excludes 651 and 3,022 shares credited to all members of the group under the Company's Employee Stock Ownership and Employee Stock Purchase Plans, respectively, 242,110 shares acquirable by members of the group pursuant to currently exercisable options granted under the Company's 1983, 1991 and 1992 Stock Option Plans and 48,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

NOMINEES FOR DIRECTORS
TERM EXPIRING IN 1998

     Joseph L. Gidwitz, 90, is Vice Chairman of the Board of Directors of the Company. He has been a director of the Company since 1946. He is also Vice Chairman of the Board of Directors of Continental Materials Corporation.

     Michael Goldman, 58, is Executive Vice President and Chief Operating Officer of the Company. He has been employed by the Company for more than 30 years and a director of the Company since 1989.

     Gilbert P. Smith, 58, is Executive Vice President of the Company and President of the Company's North American business unit. He has been employed by the Company for more than 15 years and a director of the Company since 1989.

CONTINUING DIRECTORS
TERM EXPIRING IN 1996

     Charles G. Cooper, 67, is Senior Vice President of the Company, responsible for business development. He previously served as Executive Vice President and Chief Operating Officer of the Company. Mr. Cooper has been employed by the Company for more than 40 years and a director of the Company since 1984. He is also a director of Sportmart, Inc.

     Gerald S. Gidwitz, 88, is Chairman of the Board of Directors of the Company. He has been a director of the Company since 1928. He is the brother of Joseph L. Gidwitz.

     Abbie J. Smith, Ph.D., 42, is Professor of Accounting at the Graduate School of Business of the University of Chicago, a position she has held since 1989. She was previously Associate Professor of Accounting at the University. She has been a director of the Company since 1990.

     John C. Stetson, 74, is President of J.C. Stetson, Inc., a private venture capital firm. Mr. Stetson was Secretary of the Air Force from 1977 to 1979 and prior to his government assignment, was President of AB Dick Company. He has been a director of the Company since 1982. Mr. Stetson is also a director of Laser Technology, Inc., NIBCO, Inc., Chicago Tube and Iron Company and Madison-Kipp Corporation, and a director emeritus of Kemper Corporation and Kemper National Insurance Co.

TERM EXPIRING IN 1997

     Marshall L. Burman, 65, is counsel to the law firm of Wildman, Harrold, Allen & Dixon, which provided legal services to the Company during the fiscal year ended February 28, 1995. Until January 1, 1992, he was a senior partner in the law firm of Arvey, Hodes, Costello & Burman. He has been a director of the Company since 1980. Mr. Burman is also Chairman of the Board of Directors of The Illinois State Board of Investments, a director of CFI Industries, Inc., and a director of Safecard Services, Inc.

     Frank W. Considine, 73, is Honorary Chairman of the Board of Directors and Chairman of the Executive Committee of American National Can Company, a company engaged in the manufacture and sale of packaging products, from which the Company has purchased packaging materials in the ordinary course of business. From 1983 to 1990, he was Chairman of the Board of Directors and from 1973 to 1988, he was President and Chief Executive Officer of American National Can Company and was Vice Chairman of the Board of Directors of Triangle Industries, Inc. from 1985 to 1988. He has been a director of the Company since 1988. He is a director of Encyclopedia Brittanica, Inc., IMC Global, Inc., Pechiney International, S.A., and Scotsman Industries, Inc.

     Ronald J. Gidwitz, 50, is President and Chief Executive Officer of the Company. He has been a director of the Company since 1974. Mr. Gidwitz is a director of Continental Materials Corporation, a director of American National Can Company and he is the Chairman of the Board of Trustees of the City Colleges of Chicago. He is the son of Gerald S. Gidwitz.

THE BOARD OF DIRECTORS

     The Board of Directors has audit, executive, and compensation and stock option committees. The Board has no standing nominating committee, but acts as a whole with respect to nominees for the Board of Directors.

     The Audit Committee, consisting of Messrs. Burman and Stetson and Dr. Smith, met four times during the fiscal year ended February 28, 1995. The function of the Audit Committee is to review and make recommendations regarding: engagement of an independent public accounting firm; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal audit controls; regulatory compliance procedures; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee deems desirable.

     The Executive Committee, consisting of Messrs. Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz, met three times during the fiscal year ended February 28, 1995. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all of the authority of the Board in the management of the Company, except as otherwise provided in the Company's By-Laws or by applicable law. It is also responsible for administering the Directors Stock Option Plan.

     The Compensation and Stock Option Committee, consisting of Messrs. Burman, Considine and Stetson, is responsible for determining salary and other compensation of the principal officers of the Company and for administering certain of the Company's incentive plans including the Company's executive management incentive, stock option and stock appreciation right plans. The Committee met four times during the fiscal year ended February 28, 1995.

     During the fiscal year ended February 28, 1995, the Board of Directors of the Company met seven times. Each director, except for John C. Stetson, was present at more than seventy-five percent of the aggregate number of Board meetings and the total number of meetings held by committees of the Board on which such director served.

     Directors who are not Company employees receive an annual fee of $14,000 and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, plus travel expenses. In addition, each non-employee director is a participant in the Company's Directors Stock Option Plan, which was approved by the stockholders at the 1988 Annual Meeting. Under this Plan each such director at the time of the Plan's adoption or who was subsequently elected to the Board of Directors was granted an option to purchase 8,000 shares of Common Stock, exercisable in five equal annual installments commencing one year after the date of grant. The exercise price for such options is the fair market value of the Company's stock on the date of grant. All options expire ten years from the date of grant or earlier in the event a director ceases to serve in that capacity or becomes an employee of the Company.

EXECUTIVE OFFICER COMPENSATION

     The following tables and notes present the compensation provided by the Company during fiscal 1995 to its Chief Executive Officer and the Company's four next most highly compensated executive officers who served as executive officers at the end of fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                      ------------------------------------
                            ANNUAL COMPENSATION               AWARDS
                        ----------------------------  -----------------------    PAYOUTS
                                             OTHER                 SECURITIES   ----------
                                             ANNUAL   RESTRICTED   UNDERLYING   LONG-TERM     ALL OTHER
                                            COMPEN-      STOCK      OPTIONS/    INCENTIVE      COMPEN-
    NAME/PRINCIPAL       SALARY    BONUS    SATION(2)   AWARDS        SARS       PAYOUTS      SATION(4)
   POSITION/YEAR (1)       $         $         $           $           #            $             $
- ----------------------- --------  --------  --------  -----------  ----------   ----------    ---------
Ronald J. Gidwitz
President and Chief
Executive Officer
1995................... $750,750  $320,750     --       $      0     126,906(3)  $      0      $67,965
1994...................  715,000         0     --              0           0            0      123,268
1993...................  575,000   366,300     --              0      21,100(3)   526,500(5)    97,564
Charles G. Cooper
Senior Vice President
1995................... $357,000  $      0(6)  --       $      0      38,993     $      0      $41,856
1994...................  347,000         0     --              0           0            0       86,789
1993...................  415,000   257,000     --              0      15,300      415,350(5)    81,925
Michael Goldman
Executive Vice
  President and Chief
Operating Officer
1995................... $412,500  $227,700     --       $      0      63,643     $      0      $41,506
1994...................  371,000         0     --              0           0            0       69,557
1993...................  310,000   178,400     --              0       8,900      310,050(5)    58,075
Gilbert P. Smith
Executive Vice
  President
1995................... $378,000  $209,600     --       $      0      41,287     $      0      $39,601
1994...................  357,000         0     --        832,500(7)        0            0       69,723
1993...................  310,000   180,900     --              0       8,900      310,050(5)    59,318
Eugene Zeffren
Senior Vice President
1995................... $258,300  $138,100     --       $      0      23,292     $      0      $26,599
1994...................  246,000         0     --        416,250(8)        0            0       48,856
1993...................  230,000   123,100     --              0       6,600      238,095(5)    38,807

- ------------

     (1) All information is provided for each of the last three fiscal years ending on the last day of February for the year indicated.

     (2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.

     (3) Includes stock appreciation rights issued in tandem with grant of stock options, as well as grants of free-standing stock appreciation rights.

     (4) Consists of the following: (a) contributions by the Company to the executives' accounts under the Company's Profit Sharing Retirement Savings and Supplemental Profit Sharing and Retirement Savings Plans and (b) premiums paid pursuant to the Company's Executive Death Benefit Agreement. The values for each of the two component amounts for fiscal 1995 for each executive officer are as follows: Mr. Gidwitz, (a) $65,080 and (b) $2,885; Mr. Cooper, (a) $31,642 and
(b) $10,214; Mr. Goldman,

(a) $36,326 and (b) $5,180; Mr. Smith, (a) $33,425 and (b) $6,176; and Mr.
Zeffren, (a) $23,260 and (b) $3,339.

     (5) Stockholder Value Creation Plan award granted in 1991 and earned over the three-year performance period from fiscal 1991 through fiscal 1993. Awards under the Stockholder Value Creation Plan were discontinued in 1994.

     (6) Mr. Cooper's bonus is contingent on his achievement of certain long-term objectives related to business development, rather than on the Company's annual pre-tax earnings performance.

     (7) Net value of 20,000 shares of restricted stock based on the market price of the Common Stock on the date granted. As of February 28, 1995, Mr. Smith held 16,000 restricted shares with a value of $464,000 based on the market price on that date. Mr. Smith has the right to receive dividends on the restricted shares.

     (8) Net value of 10,000 shares of restricted stock based on the market price of the Common Stock on the date granted. As of February 28, 1995, Mr. Zeffren held 8,000 shares of restricted stock with a value of $232,000 based on the market price on that date. Mr. Zeffren has the right to receive dividends on the restricted shares.

     The following table sets forth certain information with respect to stock options and stock appreciation rights granted during the last fiscal year to the executive officers named in the Summary Compensation Table. Using a range of 0% to 10% in assumed rates of stock price appreciation (compounded annually) for the option or SAR term indicated, the table also shows the potential realizable value of the stock options and stock appreciation rights.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE
                   NUMBER OF      % OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                   SECURITIES    OPTIONS/SARS                               STOCK PRICE APPRECIATION
                   UNDERLYING     GRANTED TO    EXERCISE OR                  FOR OPTION/SAR TERM(2)
                  OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
       NAME        GRANTED(1)    FISCAL YEAR      ($/SH)         DATE      0%       5%         10%
- ------------------------------   ------------   -----------   ----------   ---   --------   ----------
Ronald J. Gidwitz    39,039           7.3         $27.375       3/14/04    $0    $672,095   $1,703,221
                     30,381           5.7          30.625       2/13/05     0     585,135    1,482,847
                     57,486          35.9           25.25       2/28/99     0     401,028      886,168
Charles G. Cooper    14,280           2.7         $27.375       3/14/04     0    $245,844   $  623,018
                     11,113           2.1          30.625       2/13/05     0     214,035      542,407
                     13,600           8.5           25.25       2/28/99     0      94,875      209,649
Michael Goldman      21,450           4.0         $27.375       3/14/04     0    $369,283   $  935,836
                     16,693           3.1          30.625       2/13/05     0     321,505      814,758
                     25,500          15.9           25.25       2/28/99     0     177,891      393,092
Gilbert P. Smith     15,120           2.8         $27.375       3/14/04     0    $260,306   $  659,666
                     11,767           2.2          30.625       2/13/05     0     226,631      574,328
                     14,400           9.0           25.25       2/28/99     0     100,456      221,981
Eugene Zeffren       10,332           1.9         $27.375       3/14/04     0    $177,875   $  450,772
                      8,040           1.5          30.625       2/13/05     0     154,849      392,419
                      4,920           3.1           25.25       2/28/99     0      34,322       75,844

- ------------

     (1) In fiscal 1995, the Company made two grants of stock options under the 1992 Stock Option Plan (with exercise prices of $27.375 and $30.625) and one stock appreciation rights grant under the 1994 Stock Appreciation Right
Plan (with an exercise price of $25.25) to the named executives. The stock options expire ten years from the date of grant, vest in four annual installments beginning one year after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted to Mr. Gidwitz were granted in tandem with stock appreciation rights. The free-standing stock appreciation rights granted to each of the named executives are exercisable for cash only, expire five years from the date of grant, vest in four annual installments beginning one year after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     (2) The values in these columns are the result of calculations required by the Securities and Exchange Commission rules, and, therefore, are not intended to forecast possible future appreciation of the stock price.

     The following table sets forth the number of shares for which stock options were exercised during the last fiscal year, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year-end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF          VALUE OF
                                                         SECURITIES       UNEXERCISED
                                                         UNDERLYING       IN-THE-MONEY
                                                        OPTIONS/SARS      OPTIONS/SARS
                                                       AT FY-END (#)     AT FY-END ($)
                                                       --------------   ----------------
                       SHARES ACQUIRED      VALUE       EXERCISABLE/      EXERCISABLE/
        NAME           ON EXERCISE (#)   REALIZED $    UNEXERCISABLE    UNEXERCISABLE(*)
- ---------------------  ---------------   -----------   --------------   ----------------
Ronald J. Gidwitz....       15,600         $19,500     27,650/143,156      $0/279,011
Charles G. Cooper....          853           1,066     20,100/ 50,793       0/ 74,205
Michael Goldman......        7,200           9,000     11,650/ 70,493       0/130,481
Gilbert P. Smith.....            0               0     11,650/ 48,137       0/ 78,570
Eugene Zeffren.......            0               0      8,700/ 28,392       0/ 35,240

- ------------
     (*) These columns represent the difference between the market price of the Common Stock on February 28, 1995 and the exercise prices of the individual stock options and appreciation rights. The exercise price of all exercisable options exceeded the market price of the Common Stock on February 28, 1995, and therefore the options had no value.

EXECUTIVE PENSION BENEFITS

     The table shown below identifies estimated benefits which would be payable annually at age 65 under a straight life annuity option:

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
                  ------------------------------------------------------------
REMUNERATION         15          20           25           30           35
- ------------      --------    --------     --------     --------     --------
 $200,000        $ 40,020     $ 53,360     $ 66,700     $ 80,040     $ 93,380
  250,000          50,025       66,700       83,375      100,050      116,725
  300,000          60,030       80,040      100,050      120,060      140,070
  350,000          70,035       93,380      116,725      140,070      163,415
  400,000          80,040      106,720      133,400      160,080      186,760
  450,000          90,045      120,060      150,075      180,090      210,105
  500,000         100,050      133,400      166,750      200,100      233,450
  550,000         110,055      146,740      183,425      220,110      256,795

     Benefits are payable under the Executive Pension Plan to executive officers who are employed by the Company or its subsidiaries for 10 or more years who retire at age 65 or over, with partial benefits available upon early retirement for service of between 15 and 35 years. Pension benefits are determined by the average of each executive officer's highest consecutive five years' salaries over the last ten years, excluding bonuses, insurance premiums which constitute taxable income for federal income tax purposes and deferred compensation. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Charles G. Cooper, 42 years; Ronald J. Gidwitz, 27 years; Michael Goldman, 33 years; Gilbert P. Smith, 18 years; and Eugene Zeffren, 15 years. Benefits under the plan are not subject to deduction for Social Security, but are offset for certain amounts payable under the Company's Profit Sharing and Retirement Savings Plan and a former plan which was terminated as to future contributions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors, is composed of three directors of the Company who are not current or former employees or officers of the Company and are "disinterested persons" within the meaning of the Securities and Exchange Commission rules. The Committee is generally responsible for administering the Company's executive compensation programs. In particular, the Committee reviews and approves the compensation of the Company's most highly compensated executives, including the named executive officers whose compensation is detailed in this Proxy Statement.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is intended to attract, develop, reward and retain the highest quality management talent. It is the philosophy of the Company that executive compensation should recognize an individual's contribution to the Company and be competitive with compensation offered by other major consumer packaged goods companies. At the same time, the Company believes that executive compensation should also be closely linked to the Company's financial performance. Accordingly, a significant portion of each executive's total compensation is dependent upon achieving objective, pre-determined financial goals. Therefore, in years in which these performance goals are achieved or exceeded, executive compensation will be higher than in years in which the performance is below expectations. In fiscal 1995, almost 30% of total cash compensation (consisting of salary and bonus) of the named executive officers was contingent on achieving corporate performance goals. In addition, to further align executive officers' interests with those of the stockholders, the Company's executive compensation program utilizes awards of stock options and stock appreciation rights tied to increases in stockholder value.

COMPENSATION COMPONENTS

     Working with outside consultants on a biennial basis and with the Company's Human Resources Department, the Committee conducts comprehensive annual evaluations of the Company's executive compensation program. The components of the Company's executive compensation program are as follows: base salary, annual incentive cash bonuses and awards of stock options, stock appreciation rights and restricted stock.

     BASE SALARY. The Committee establishes annually the base salaries to be paid to the Company's executive officers for the coming fiscal year. In setting each salary, the Committee takes into account several factors, including competitive compensation data and qualitative factors such as an individual's experience, responsibilities, management and leadership abilities and job performance in the prior year. In evaluating competitive data, the Committee generally strives to set salaries competitive with other consumer packaged goods companies, including many of the companies contained in the peer group used for the performance graph in this Proxy Statement.

     ANNUAL INCENTIVE PROGRAM. Each year, the Committee establishes minimum performance thresholds under the Executive Incentive Plan for key executives, including most of the named executive officers, for any bonuses to be paid. Based on the participant's salary range, this program provides for target bonuses for executive officers, excluding the Chief Executive Officer, of approximately 45% to 63% of base salary based on the attainment of annual corporate performance goals (55% to 82% of bonus) and individual goals and objectives (18% to 45% of bonus). The individual's personal contribution to the achievement of corporate financial goals is assessed in determining the individual's bonus range. The Company achieved its internal pre-tax earnings target for the fiscal year ending February 28, 1995. At last year's Annual Meeting, the stockholders approved the Executive Management Incentive Plan. The Executive

Management Incentive Plan is substantially similar to the Executive Incentive Plan except that it complies with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the proposed regulations thereunder. The Executive Management Incentive Plan was adopted to preserve the Company's tax deduction for annual bonus compensation paid to an individual in excess of $1 million. The maximum bonus payable under the Executive Management Incentive Plan in any fiscal year is $1.3 million. Currently, the only participant under the Executive Management Incentive Plan is Mr. Gidwitz, whose compensation is discussed later in this report.

     STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK. Stock options, stock appreciation rights and restricted stock awards are focused to encourage outstanding future performance over a longer term than the annual incentive program. Therefore, stock options, appreciation rights and restricted stock awards become exercisable or vest based on continued employment with the Company and, in the case of stock options and appreciation rights, generally remain exercisable for a period of ten years and five years, respectively. The Committee believes such awards are a key long-term incentive vehicle because they provide executives with the opportunity to share in the appreciation of the value of its Common Stock, and in the case of stock options and restricted stock, to acquire an equity interest in the Company. These awards, therefore, directly align the executive's interest with those of the stockholders.

     In making stock option and appreciation right grants, the Committee reviews alternative exercise pricing formulas and other methods for correlating the exercise price of options and appreciation rights to Company performance. Generally, stock options and appreciation rights are not fully exercisable until four years following the date of grant to reinforce a long-term perspective and to help retain valued executives. Further, stock options and appreciation rights are granted at the fair market value of the Company's Common Stock on the date of grant. Therefore, the Company's Common Stock must increase in value in order for the executive to realize any benefit from the option or appreciation right. In determining the number of stock options or appreciation rights to be awarded to each individual, the Committee has utilized a formula based on a percentage of the executive's base salary, taking into account the executive's level of management responsibility and potential impact on the Company's profitability and growth. Restricted stock awards are made in special limited circumstances, primarily as a retention and performance incentive or as a recognition of substantially increased executive responsibilities.

     Stock options and appreciation rights are granted to executive officers (including the named executive officers) by the Committee generally every 12 months and to other key managers every 18 months. During the fiscal year ended February 28, 1995, stock options and appreciation rights were granted to the named executive officers and other key management employees at an exercise price equal to the fair market value of the Company's stock on the date of grant. No restricted stock awards were made during the 1995 fiscal year.

TAX DEDUCTION OF EXECUTIVE COMPENSATION

     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, Section 162 (m) of the Internal Revenue Code of 1986, as amended, was implemented to limit deductibility of compensation to the chief executive officer and the next four most highly compensated executive officers. The limit generally disallows a deduction to the Company for any compensation to these officers in excess of $1,000,000 per year. The $1,000,000 limit on deductible compensation does not, however, apply to certain performance-based pay that meets the requirements of Section 162 (m) and the proposed regulations thereunder. The Company has taken the necessary actions to preserve the deductibility of payments made under performance-based plans based on the proposed regulations issued by the Internal Revenue Service. When final regulations are issued, further changes may be made to the executive compensation program to the extent necessary and feasible in order to maintain the deductibility of payments under performance-based plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In determining the base salary for Ronald J. Gidwitz for the prior fiscal year commencing March 1, 1994, the Committee considered the base salaries of chief executive officers of peer group companies within the consumer packaged goods industry and Mr. Gidwitz's leadership and job performance. In evaluating the Company's performance, the Committee considered numerous financial criteria and ratios without assigning any precise weight to any of these factors. The Committee also took into consideration the fact that the Company did not achieve its targeted pre-tax earnings objective for the fiscal year ending February 28, 1994. Based on this review, Mr. Gidwitz's base salary was set at an annual rate of $750,750 commencing on March 1, 1994, representing a 5% increase over his salary for fiscal 1993.

     After review of the Company's fiscal 1995 performance and the individual objectives established under the Executive Management Incentive Plan for Mr. Gidwitz at the beginning of the fiscal year, the Committee certified that the Company met its internal financial objectives for fiscal 1995 (55.5% of his bonus) and that Mr. Gidwitz accomplished 40% of his personal objectives (44.5% of his bonus). As a result, Mr. Gidwitz earned a bonus of $320,750 in accordance with the formula set forth in the Executive Management Incentive Plan, in contrast to fiscal 1994 in which Mr. Gidwitz earned no bonus award due to the Company's failure to achieve its threshold internal financial goals. Accordingly, nearly 30% of Mr. Gidwitz's total cash compensation of $1,071,500 (consisting of salary and bonus) for fiscal 1995 was related to the Company's fiscal 1995 performance. As of May 3, 1995, Mr. Gidwitz held options to purchase a total of 113,320 shares of Common Stock and 89,271 free-standing stock appreciation rights and owned beneficially 25,551 shares of Common Stock and 120,000 shares of Class B Common Stock.

CONCLUSION

     The Committee believes that the Company's policies and programs will be effective over a period of years in achieving its goals of competitive executive compensation and maximizing the return to shareholders.

                               Marshall L. Burman
                               Frank W. Considine
                               John C. Stetson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Burman is of counsel to Wildman, Harrold, Allen & Dixon. During the last fiscal year the firm rendered legal services to the Company.

                            COMMON STOCK PERFORMANCE

     The following graphs compare over the five-year period ending February 28, 1995, the annual percentage change in the cumulative total returns on the Company's Common Stock, the S&P 500 Index, and a peer group of 10 major U.S. consumer packaged goods companies selected by the Company. The peer group consists of Alberto-Culver Company, Avon Products, Inc., Bristol-Myers Squibb Company, Carter-Wallace, Inc., Colgate-Palmolive Company, The Dial Corp., The Dow Chemical Company, The Gillette Company, Johnson & Johnson and The Procter & Gamble Company. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its stock market capitalization as of the beginning of each fiscal year.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG HELENE CURTIS INDUSTRIES, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX

     MEASUREMENT PERIOD           HELENE
   (FISCAL YEAR COVERED)       CURTIS IND.     PEER GROUP    BROAD MARKET
1990                                100            100            100
1991                             127.38         133.39         114.65
1992                             185.10         161.90         133.00
1993                             207.76         151.41         147.19
1994                             124.00         161.36         159.47
1995                             140.79         195.37         171.21

TRANSACTIONS WITH AFFILIATED PERSONS

     During the last fiscal year, the Company leased office space in its headquarters building at 325 N. Wells St., Chicago, Illinois, and provided miscellaneous office supplies to Burnham Realty Company, Continental Materials Corporation and other entities in which Gerald S. Gidwitz, Joseph L. Gidwitz and/or members of their families have an interest. The rental amount and other terms and conditions of the leases were established as fair rental value by an independent appraiser and were approved by the Company's outside directors. Amounts received by the Company pursuant to such leases and for miscellaneous supplies during the last fiscal year were as follows: Burnham Realty Company $16,802; Continental Materials Corporation $81,189; and all others $7,389.

     During the last fiscal year, McCord Group, Inc. provided certain travel agency services to the Company. In the opinion of management, these services were provided at rates equal to or less than those of competitive services. Members of the families of Gerald S. Gidwitz and Joseph L. Gidwitz own substantially all the capital stock of McCord Group, Inc. During the fiscal year the Company also purchased office furniture from Continental Materials Corporation at fair market value upon termination of its lease for $65,000.

                                   PROPOSALS

1. PROPOSAL TO ELECT DIRECTORS.

     The Board of Directors is currently composed of ten members. The Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a three-year term.

     The Board of Directors has nominated three persons for election at the Annual Meeting to serve for a three-year term expiring at the Annual Meeting of stockholders to be held in 1998 and until their successors are elected and have qualified. All three nominees, Joseph L. Gidwitz, Michael Goldman and Gilbert P. Smith, are currently serving as directors.

     It is the intention of those persons named in this Proxy to vote in favor of all three nominees, all of whom have agreed to serve. If any nominee should, before the meeting, become unavailable for election, the holders of the Proxy may exercise their discretion to vote for the election of any substitutes as the Board of Directors may recommend.

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

     The Company is seeking approval to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock from 35,000,000 shares to 50,000,000 shares in the form indicated in Exhibit A. The authorized capital stock of the Company was last increased in 1986, when the stockholders approved an amendment of the Certificate of Incorporation to increase the total authorized number of shares of capital outstanding from 20,000,000 shares to the present 35,000,000 shares. The purpose of the amendment is to provide a sufficient number of authorized shares to permit the Board of Directors to declare stock splits or stock dividends, if and when the Board deems such a split or dividend to be appropriate and for other appropriate corporate purposes. Under the Company's Certificate of Incorporation, the Board of Directors may not declare a stock split or stock dividend on the Common Stock without declaring a similar stock split or stock dividend on the Class B Common Stock. No specific transaction other than a stock split or stock dividend is now contemplated which would result in the issuance of additional shares.

     Accordingly, it is proposed to amend the first paragraph of Article Fourth to read as indicated in Exhibit A to this Proxy Statement. The Board of Directors would have sole discretion to issue the additional shares of Common Stock from time to time for any corporate purpose without further action by the stockholders. Holders of Common Stock of the Company are not now and will not be entitled to preemptive rights.

     An affirmative vote of a majority of the issued and outstanding shares of the Common Stock and the Class B Common Stock voting as separate classes is required for approval of the amendment to the Certificate of Incorporation.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

     The Board of Directors and the Audit Committee recommend the ratification of the appointment of Coopers & Lybrand, Certified Public Accountants, to audit the Company's financial statements for the fiscal year ending February 29, 1996. An appropriate resolution ratifying such appointment will be submitted to the stockholders at the Annual Meeting. If such resolution is not adopted, management will reconsider such appointment.

     A representative of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

OTHER MATTERS

     The Board of Directors knows of no other matters which may be brought before the meeting. In the event that other matters are properly presented for action, it is the intention of the named Proxies to vote on them at their discretion.

STOCKHOLDER PROPOSALS FOR 1996

     In order to be considered for inclusion in the Proxy Statement for the Annual Meeting of Stockholders of the Company to be held in 1996, stockholder proposals must be received not later than January 28, 1996. Such proposals should be sent to: Secretary, Helene Curtis Industries, Inc., 325 N. Wells Street, Chicago, Illinois 60610.

     According to the By-Laws of the Company, any other proposal or action to be presented by any stockholder at the 1996 Annual Meeting tentatively scheduled to be held on June 25, 1996, shall be out-of-order unless specifically described in the Company's notice to all stockholders of the meeting or provided such proposal shall have been submitted in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the aforesaid 1996 Annual Meeting.

     In addition, the By-Laws of the Company require that stockholders intending to nominate directors for election at the 1996 Annual Meeting must similarly deliver written notice thereof to the Secretary of the Company in the same time period as provided for other stockholder proposals above.

     The Secretary of the Company shall furnish to any stockholder so requesting, a copy of the By-Laws of the Company specifying the items that are required to be included in any written stockholder proposal or stockholder nomination of a director.

COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely upon a review of the forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

AVAILABILITY OF FORM 10-K

     Upon receipt of the written request of any stockholder, the Company will supply to such stockholder, without charge, a copy of the Company's most recent Annual Report on Form 10-K. The request should be addressed to: Secretary, Helene Curtis Industries, Inc., 325 N. Wells Street, Chicago, Illinois 60610.

                                              By Order of the Board of Directors

                                                  HELENE CURTIS INDUSTRIES, INC.

                                                                           [SIG]

                                                         Roy A. Wentz, Secretary

                                                                       EXHIBIT A

                             PROPOSED AMENDMENT TO
                                 ARTICLE FOURTH
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HELENE CURTIS INDUSTRIES, INC.


        FOURTH: The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is [thirty-five million (35,000,000)] fifty million (50,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock, par value $.50 per share, issuable in one or more series, [fifteen million (15,000,000)] thirty million (30,000,000) shares shall be Common Stock, par value $.50 per share, and fifteen million (15,000,000) shares shall be Class B Common Stock, par value $.50 per share.

PROXY                                                                      PROXY

                         HELENE CURTIS INDUSTRIES, INC.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 27, 1995

The stockholder(s) identified on the reverse side hereby appoint(s) Charles G. Cooper, Gerald S. Gidwitz, Abbie J. Smith and John C. Stetson as proxies, with full power of substitution, and hereby authorizes them or any of them by signing on the reverse side to vote the stock of the stockholder(s) identified on the reverse side at the Annual Meeting of Stockholders of Helene Curtis Industries, Inc. (the "Company") to be held at the First Chicago Center, First National Bank Building, Plaza Level S.E. (corner of Dearborn Street and Madison Street), Chicago, Illinois on June 27, 1995 at 10:00 a.m., and at any adjournments thereof, as indicated on the other side of this card on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

        PLEASE COMPLETE THE OTHER SIDE, DATE, SIGN AND RETURN PROMPTLY.

                         HELENE CURTIS INDUSTRIES, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/


[                                                                           ]

                                       WITHHOLD  FOR all
                              FOR all  for all   nominees
                              nominees nominees  listed except
                              listed   listed    the following:______________________________

1. ELECTION OF DIRECTORS:       / /      / /        / /
   The nominees for director
   are: Joseph L. Gidwitz,
   Michael Goldman and
   Gilbert P. Smith.

                                For     Against    Abstain                                     For     Against   Abstain
2. Proposal to amend the        / /      / /        / /         3. Ratification of the         / /       / /       / /
   Fourth Article of the                                           selection of Coopers
   Company's Certificate                                           & Lybrand as Independent
   of Incorporation.                                               Accountants.


                                                                            UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED
                                                                            FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS
                                                                            2 AND 3.

                                                                            Dated:___________________________ , 1995

                                                                            ________________________________________

                                                                            ________________________________________
                                                                                   Signature of Stockholder(s)
                                                                            PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.
                                                                            IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE,
                                                                            OR IN REPRESENTATIVE CAPACITY, SIGN YOUR
                                                                            NAME AND TITLE.


          PLEASE INDICATE ANY CHANGES IN YOUR ADDRESS ABOVE.